UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008

Hard Rock Hotel Holdings, LLC
 (Exact name of registrant as specified in its charter)

Delaware	000-52992	16-1782658
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4455 Paradise Road, Las Vegas, NV	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 693-5000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2008, HRHH Development Transferee, LLC, a wholly owned subsidiary of Hard Rock Hotel Holdings, LLC (the “Company”), entered into a First Amendment (the “First Amendment”) to the Loan Agreement, dated as of August 1, 2008 (the “Loan Agreement”), by and between HRHH Development Transferee, LLC and Column Financial, Inc. As disclosed in the Current Report on Form 8-K the Company filed on August 7, 2008, HRHH Development Transferee, LLC entered into the Loan Agreement in connection with an intercompany land purchase and related financing with respect to an 11-acre parcel of land located adjacent to the Hard Rock Hotel & Casino in Las Vegas. Under the Loan Agreement, interest accrues at an annual rate equal to the 30-day London Interbank Offered Rate, plus a blended spread. The First Amendment increases the blended spread from 15.9% to 17.9% and decreases the prepayment premium payable on a portion of the loan.

The description of the First Amendment contained herein is qualified in its entirety by reference to the First Amendment filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	First Amendment to Loan Agreement, dated as of November 10, 2008, by and between HRHH Development Transferee, LLC and Column Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 17, 2008	Hard Rock Hotel Holdings, LLC

	By:	/s/ RICHARD SZYMANSKI

	Name:	Richard Szymanski
	Its:	Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	First Amendment to Loan Agreement, dated as of November 10, 2008, by and between HRHH Development Transferee, LLC and Column Financial, Inc.

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